Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 22, 2021, relating to the financial statements of United Wholesale Mortgage, LLC as of and for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte and Touche LLP

Detroit, MI

November 16, 2021